UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT – OCTOBER 21, 2008

ECOLOCAP SOLUTIONS INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-51213	20-0909393
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

740 Saint-Maurice Street
Suite 102, Montreal, Quebec, Canada
H3C 2L5
(Address of principal executive offices)

(514) 876-3907
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01: Entry into a Material Definitive Agreement.

Dated as of October 13, 2008 and effective as of October 21, 2008, Ecolocap Solutions Inc. (“EcoloCap”) and Cantor CO2e LLC and its affiliates (“CantorCO2e”) entered into an exclusive Greenhouse Gas Offset Management Services Representation Agreement to work towards and marketing EcoloCap’s growing portfolio of potential Certified Emission Reductions (CERs) and pre-Clean Development Mechanism (CDM) Verified Emission Reductions (VERs).

EcoloCap is currently focusing its marketing efforts on China and Vietnam and a range of potential Clean Development Mechanism (CDM) projects have already been secured which represent an annual volume of over 1,000,000 CERs. Current prices for CERs on the World Market can range up to 19 Euros (approx. US$25.50) with most CER contracts being multiple-year. EcoloCap’s objective is to double its total CER reserves over the next six to nine months, with an initial target of accumulating a portfolio of 5 million CERs annually.

Item 7.01: Regulation FD Disclosure

On October 23, 2008, Ecolocap Solutions Inc. (the “Company”) filed a press release to announce that the Company and Cantor CO2e LP entered into an exclusive Greenhouse Gas Offset Management Services Representation Agreement to develop and market the Company’s growing portfolio of potential Certified Emission Reductions (CERs).

Press Release

Ecolocap Solutions Inc. (the “Company”) issued a press release on October 23, 2008, filed as Exhibit 99.1 hereto.

Item 9.01: Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Description

99.1	Press Release dated October 23, 2008.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLOCAP SOLUTIONS INC.

Date: October 23, 2008	By: CLAUDE PELLERIN
Name: Claude Pellerin
Title: Secretary